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                                                                       EXHIBIT 5

                       ROBINSON, BRADSHAW & HINSON, P.A.
                                ATTORNEYS AT LAW

                       101 NORTH TRYON STREET, SUITE 1900
                        CHARLOTTE, NORTH CAROLINA 28246

                            TELEPHONE (704) 377-2536
                               FAX (704) 378-4000


                                  May 15, 2000



Caraustar Industries, Inc.
3100 Joe Jerkins Boulevard
Austell, Georgia  30601

Ladies and Gentlemen:

         We refer to the Registration Statement of Caraustar Industries, Inc., a North Carolina corporation (hereinafter referred to as the "Company"), to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an additional 2,200,000 shares of the Company's Common Stock, par value $.10 per share (the "Shares"), in connection with the 1998 Key Employee Incentive Compensation Plan of the Company (the "Plan"). We have examined the Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws of the Company, minutes of applicable meetings of the Board of Directors and Stockholders of the Company, and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

         Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, if and when originally issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

         We have assumed that the Company and those employees receiving Shares under the Plan will have complied with the relevant requirements of the Plan.

         The opinions expressed herein are contingent upon the Company's Amended and Restated Articles of Incorporation and Bylaws not being further amended prior to the issuance of the Shares.

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Caraustar Industries, Inc.
May 15, 2000
Page 2


         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

         This opinion is limited to the North Carolina Business Corporation Act, and we express no opinion with respect to the laws of any other state or jurisdiction.


                                             Very truly yours,

                                             ROBINSON, BRADSHAW & HINSON, P.A.


                                             /s/ Patrick S. Bryant
                                             Patrick S. Bryant

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